SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[_] Preliminary Information Statement	[_] Confidential, For Use of the Commission only
(as permitted by Rule 14c-5(d)(2))
[x] Definitive Information Statement

LATIN AMERICA VENTURES, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No Fee Required
[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing party:

(4) Date filed:

LATIN AMERICA VENTURES, INC.
Jorge Canning 1410
Ñuñoa, Santiago
Republic of Chile

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about May 25, 2010 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of Latin America Ventures, Inc., a Nevada corporation (the “Company”), as of the close of business on May 13, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated May 13, 2010, (the “Written Consent”) of stockholders owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Latin America Ventures, Inc.

The Written Consent authorized and approved a Certificate of Amendment of our Articles of Incorporation (the “Certificate of Amendment”) to change our name to “Chile Mining Technologies Inc.” A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under Chapter 78 of the Nevada Revised Statutes and our Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to our other stockholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Jorge Osvaldo Orellana Orellana
Jorge Osvaldo Orellana Orellana
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about May 25, 2010 to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDER

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, we had 9,364,593 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On May 12, 2010, our Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that our stockholders approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “Chile Mining Technologies Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described in our Current Report on Form 8-K filed on May 14, 2010.

CONSENTING STOCKHOLDERS

On the Record Date, the following Majority Stockholders holding an aggregate of 6,000,000 shares of our Common Stock, constituting 64.07% of our issued and outstanding our Common Stock, the sole class of our voting securities, consented in writing to the Certificate of Amendment.

Name of Stockholder	Number of Shares Owned
Inversiones Orellana uno Ltda.	3,888,000
Inversiones Pizarro Rodríguez uno Ltda.	1,662,000
Inversiones Vergara Ltda.	450,000

Accordingly, we have obtained all necessary corporate approvals in connection with the Certificate of Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholders was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Certificate of Amendment with the Nevada Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Our authorized capital currently consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”). Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of our Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares. Our Board of Directors is authorized, subject to limits imposed by relevant Nevada laws, to issue shares of Preferred Stock in one or more classes or series within a class upon authority of the Board of Directors without further stockholder approval. Any Preferred Stock issued in the future may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both. In addition, any such shares of Preferred Stock may have class or series voting rights.

At the close of business on the Record Date, we had 9,364,593 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

AMENDMENT OF OUR ARTICLES OF INCORPORATION

Our current Articles of Incorporation states that the name of the Company is “Latin America Ventures, Inc.” On May 12, 2010, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Articles of Incorporation to change our name to “Chile Mining Technologies Inc.” The Majority Stockholders approved the Certificate of Amendment pursuant to a Written Consent dated as of May 13, 2010. The proposed Certificate of Amendment is attached hereto as Appendix A.

The Certificate of Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The change of our name to “Chile Mining Technologies Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described in our Current Report on Form 8-K filed on May 14, 2010.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Articles of Incorporation and the adoption of the Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of May 13, 2010 (i) by each person who is known by us to beneficially own more than 5% of each class our voting stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company at Jorge Canning 1410, Ñuñoa, Santiago, Chile.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Jorge Osvaldo Orellana Orellana	Chairman, CEO and President	Common stock, $0.001 par value	3,888,000(3)	41.52%
Alain Orellana Sejas	Chief Operating Officer	Common stock, $0.001 par value	0	*
Jose Luis Munoz Aviles	Chief Financial Officer	Common stock, $0.001 par value	0	*
J. Christopher McLean	Executive VP - Finance	Common stock, $0.001 par value	0	*
Pierre Galoppi 5521 Riviera Drive Coral Gables, FL 33146	Director	Common stock, $0.001 par value	0	*
All officers and directors as a group (5 persons named above)		Common stock, $0.001 par value	3,888,000(3)	41.52%
5% Security Holders
Inversiones Orellana uno Ltda. (3)		Common stock, $0.001 par value	3,888,000	41.52%
Inversiones Pizarro Rodríguez uno Ltda.(4)		Common stock, $0.001 par value	1,662,000	17.75%
Halter Financial Investments, L.P. (5) 174 FM 1830 Argyle, TX 76226		Common stock, $0.001 par value	985,104	10.52%

* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

A total of 9,364,593 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of May 13, 2010. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)

Includes 3,888,000 shares held by Inversiones Orellana uno Ltda. Mr. Jorge Osvaldo Orellana Orellana is the sole shareholder of Inversiones Orellana uno Ltda and has voting and investment control over the securities held by it.

(4)	Mr. Jorge Fernando Pizarro Arriagada is the sole shareholder of Inversiones Pizarro Rodríguez uno Ltda. and has voting and investment control over the securities held by it.

(5)

Halter Financial Investments, L.P. (“HFI”) is a Texas limited partnership of which Halter Financial Investments GP, LLC, a Texas limited liability company, is the sole general partner. The limited partners of HFI are: (i) TPH Capital, LP., a Texas limited partnership of which TPH Capital GP, LLC, a Texas limited liability company, or TPH GP, is the general partner and Timothy P. Halter is the sole member of TPH GP, (ii) Bellifield, LP, a Texas limited partnership of which Bellifield Capital Management, LLC, a Texas limited liability company, or Bellifield LLC, is the sole general partner and David Brigante is the sole member of Bellifield LLC; (iii) Colhurst Capital LP, a Texas limited partnership of which Colhurst Capital GP LLC, a Texas limited liability company, or Colhurst LLC, is the general partner and George L. Diamond is the sole member of Colhurst LLC; and (iv) Rivergreen Capital, LLC, a Texas limited liability company, of which Marat Rosenberg is the sole member. As a result, each of the foregoing persons may be deemed to be a beneficial owner of the shares held of record by HFI.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

From our formation on September 26, 2007 until May 12, 2010, when we completed the reverse acquisition transaction described below, we were a blank check company and did not engage in any active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation.

On May 12, 2010, we completed a reverse acquisition transaction through a share exchange with Minera Licancabur, S.A., a Chilean company (“Minera”), and its shareholders, whereby we acquired 99.9% of the issued and outstanding capital stock of Minera in exchange for 6,000,000 shares of our Common Stock. In connection with the reverse acquisition transaction, on May 12, 2010, we also entered into a cancellation agreement with HFI and Mr. Pierre Galoppi, whereby HFI and Mr. Galoppi agreed to the cancellation of an aggregate of 3,600,500 shares of our Common Stock owned by them. As a result of these transactions, Minera became our subsidiary and the former shareholders of Minera became the owners of approximately 83.33% of our issued and outstanding Common Stock, resulting in a change of control of the Company.

Jorge Osvaldo Orellana Orellana, our Chairman and Chief Executive Officer, who is also one of the former shareholders of Minera, retained one share of Minera, constituting 0.1% of Minera’s issued and outstanding capital stock. We structured the acquisition of Minera to allow Mr. Orellana to retain one share of Minera in order to comply with Chilean legal requirements that a Sociedad Anónim, like Minera, have at least two record owners of its capital stock. Upon the closing of the reverse acquisition, Mr. Orellana entered into a nominee agreement with us pursuant to which he agreed to act as the record holder of such share, but agreed that all other rights to the share, including the right to receive distributions on the share, vote the share and be the beneficial owner of the share, rest in the Company.

Upon the closing of the reverse acquisition on May 12, 2010, Mr. Pierre Galoppi, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following our mailing of an information statement complying with the requirements of Section 14f-1 of the Exchange Act (the “Information Statement”) to our stockholders, which was mailed on May 18, 2010. On the same date, our Board of Directors increased its size from one to five members and appointed Messrs. Jorge Osvaldo Orellana Orellana, Jorge Fernando Pizarro Arriagada, Iván Orlando Vergara Huerta, J. Christopher McLean and Gerald Pascale, to fill the vacancies created by such increase and Mr. Galoppi’s resignation. Mr. Orellana’s appointment became effective upon the closing of the reverse acquisition on May 12, 2010, and the remaining appointments will become effective upon the tenth day following our mailing of the Information Statement to our stockholders. In addition, our executive officers were replaced by Minera’s executive officers upon the closing of the reverse acquisition.

As a result of the reverse acquisition of Minera, we assumed the business operations and strategy of Minera and entered into a new business. We are now engaged in mineral extraction in the Republic of Chile, with copper as our principal “pay metal.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Appendix A

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Latin America Ventures, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I is hereby amended to read: "The name of this Corporation is Chile Mining Technologies Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 64.07%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 3-6-09